Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form F-3 (File No. File No. 333-283030) of our report dated April 17, 2025 with respect to the consolidated financial statements of Top KingWin Ltd, which appears in this Form 20-F for the year ended December 31, 2024, 2023 and 2022.

/s/ Tang Qian & Associates

Texas USA

April 17, 2025